Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Equity Incentive Plan and the 2025 Employee Stock Purchase Plan of Maze Therapeutics, Inc. of our report dated March 31, 2025, with respect to the financial statements of Maze Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

February 4, 2026